Exhibit 4.9

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE STOCK

Issuer: BARKBOX, INC., a Delaware corporation (the “Company”)

Number of Shares: [____], (as adjusted from time to time after taking into account adjustments made pursuant to stock splits, reverse stock splits and other events specified in Article 2).

Class of Stock: Series C-1 Preferred.

Exercise Price per Share: means $18.291332 (as may be adjusted in accordance with Article 2).

Issue Date: October 12, 2017

Expiration Date: October 12, 2027

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, [__________], or its assignees (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of the Company’s capital stock set forth above (the “Shares”) at the Exercise Price per Share set forth above, as the same may be from time to time adjusted pursuant to Article 2 hereof and subject to the provisions and upon the terms and conditions set forth in this Warrant.

Article 1 EXERCISE.

1.1 Method of Exercise. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise, in substantially the form attached hereto as Appendix 1, to the principal office of Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to Company an amount equal to the aggregate Exercise Price for Shares being purchased, by check or wire.

1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such Shares by (b) the fair market value of one Share. The fair market value of Shares shall be determined pursuant to Section 1.3.

1.3 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of Company shall determine fair market value in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Promptly (and in no event more than 10 days after exercise) after Holder exercises or converts this Warrant, Company shall deliver to Holder certificates for Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing Shares not yet acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to Company or, in the case of mutilation, on surrender and cancellation of this Warrant, Company at its expense shall execute and deliver a replacement Warrant.

1.6 Sale, Merger, or Consolidation of Company. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company where the holders of Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction. Upon the effectiveness of any Acquisition, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to such Acquisition, Holder had held the number of shares of Shares which were then purchasable upon the exercise of this Warrant (and if Holder would have been entitled to receive securities, an assumption by the issuer of such securities), and the Exercise Price shall be adjusted accordingly; provided that if pursuant to such Acquisition the entire outstanding class of Shares issuable upon exercise of the unexercised portion of this Warrant are cancelled and the total consideration payable to the holders of such class of Shares consists entirely of cash, then, upon payment to the holder of this Warrant of an amount equal to the amount such holder would receive if such holder held Shares issuable upon exercise of the unexercised portion of this Warrant and such Shares were outstanding on the record date for the Acquisition less the aggregate Exercise Price of such Shares, this Warrant shall be cancelled.

1.7 Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date or other termination of the warrant, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

1.8 Upon the exercise of this Warrant, the Holder shall promptly enter into a joinder or sign counterpart signature page to the Investor Rights Agreement, dated as of May 16, 2016, between Company and its investors, as amended, restated, supplemented or otherwise modified from time to time (the “Investor Rights Agreement”), pursuant to which the Holder shall be a “Holder” for purposes of Section 2 thereof, provided that Holder shall not be subject to any amendment to the terms of the Investor Rights Agreement that is designed to affect Holder in a manner that is materially adverse compared to similarly situated holders of Shares (i.e., holders of Series C-1 Preferred Stock or other capital stock for which this Warrant may be exercised from time to time that are not “Major Investors”, as defined in the Investors’ Rights Agreement), or adversely affects the rights of Holder or its Affiliates pursuant to the Loan and Security Agreement, between Company and [_______], dated as of October 12, 2017, as amended, restated, supplemented or otherwise modified from time to time (the “Loan Agreement”), and provided further, that the lock-up provisions of the Investor Rights Agreement shall not restrict as a “sale” the transfer of Shares by Holder to the Company in connection with an exercise of the Warrant in accordance with Section 1.2.

Article 2 ADJUSTMENTS.

2.1 Stock Dividends, Splits, Etc. If Company declares or pays a dividend on its common stock (or Shares, if Shares are securities other than common stock) payable in common stock or other securities or property, subdivides the outstanding common stock into a greater amount of common stock, or, if Shares are securities other than common stock, subdivides Shares in a transaction that increases the amount of common stock into which Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned Shares on the record date the dividend or subdivision occurred since the original issue date of this Warrant.

2.2 Reclassification, Recapitalization, Exchange or Substitution. Upon any reclassification, recapitalization, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for Shares if this Warrant had been exercised immediately before such reclassification, recapitalization, exchange, substitution, or other event. Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, recapitalizations, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares as to which this warrant is exercisable shall be proportionately decreased.

2.4 Adjustments for Diluting Issuances. In the event of the issuance (a “Diluting Issuance”) by Company, after the Issue Date of the Warrant, of any Additional Shares of Common Stock (as defined in the Company’s Certificate of Incorporation) at a price per share less than the then current Exercise Price, then the number of shares of common stock issuable upon conversion of the Shares, shall be adjusted in accordance with those provisions (the “Provisions”) of Company’s Certificate of Incorporation which apply to Diluting Issuances with the same effect as though the shares were outstanding at the time of the diluting issuance. The Company shall promptly provide the Holder with any restatement, amendment, modification or waiver of the Certificate of Incorporation. Under no circumstances shall the aggregate Exercise Price payable by Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance.

2.5 [Reserved.]

2.6 No Impairment. Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.7 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.8 Certificate as to Adjustments. Upon each adjustment of the Exercise Price, Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price, and the facts upon which such adjustment is based.

Article 3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY.

3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a) The initial Exercise Price referenced on the first page of this Warrant is not greater than the fair market value of the Shares as of the date of this Warrant.

(b) As of the date hereof, the Company has sufficient authorized shares reserved for the issuance of all capital stock which may be issued upon the exercise of this Warrant.

(c) The Company’s capitalization table attached to this Warrant as Appendix 2 is true and complete as of the Issue Date.

3.2 Valid Issuance. Company shall take all steps necessary to insure that all Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.3 Notice of Certain Events. If Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to all of the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company’s securities for cash, then, in connection with each such event, Company shall give Holder (1) in the case of the matters referred to in (a) and (b) above at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.4 (a) Information. So long as the Holder holds this Warrant and/or any of the Shares, Company shall deliver to Holder (a) such financial statements required under and in accordance with any loan documents between Holder and Company, or (b) if there are no such requirements or if the subject loan(s) are no longer are outstanding, then within 180 days after the end of each fiscal year, Company’s annual, audited financial statements, or such other company prepared financial statements as reasonably requested by Holder.

(b) Exempt Transaction. The issuance of the Shares will each constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(a)(2) thereof and/or Regulation D thereunder, and (ii) the qualification requirements of applicable state securities laws.

(c) Compliance with Rule 144. If the Holder proposes to sell the Shares issuable upon the exercise of this Warrant in compliance with Rule 144 promulgated by the SEC, then, upon Holder’s written request to the Company, the Company shall furnish to the Holder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such rule (as may be amended from time to time).

3.5 Registration Rights. The common stock issuable upon conversion of Shares, shall have the same “piggyback” registration rights as are set forth in the Investor Rights Agreement. The Company has provided Holder with a true and correct copy of the Investor Rights Agreement, which is in full force and effect on the date hereof.

Article 4 REPRESENTATIONS OF THE HOLDER. The Holder represents and warrants to the Company as follows:

4.1 Investment Intent. The Holder is acquiring the Warrant, the Warrant Shares, and the shares of Common Stock into which the Warrant Shares may be converted (the “Securities”), for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Holder further understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein.

4.2 Accredited and Experienced Investor. The Holder is an “accredited investor” as defined in Rule 501(a) under the Act. The Holder acknowledges that an investment in the securities acquirable pursuant to this Warrant is speculative and involves a high degree of risk and that a purchase of such securities should only be made by persons who can afford the entire loss of their investment. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment the Securities. The Holder further represents it has not been organized solely for the purpose of acquiring the Securities.

4.3 Restrictions on Resale. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. The Holder represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.4 Authority. The Holder has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Holder that is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

4.5 Inquiry and Information. The Holder has carefully reviewed the representations concerning the Company contained in this Warrant and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Holder any and all written information which it has requested and have answered to such Holder’s satisfaction all inquiries made by the Holder; and the Holder acknowledges is has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.

Article 5 MISCELLANEOUS.

5.1 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

5.2 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to Company, as reasonably requested by Company). Company shall not require

Holder to provide an opinion of counsel if the transfer is to Holder’s parent company, [________], or any other affiliate of Holder, or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

5.3 Transfer Procedure. After receipt by Holder of the executed Warrant, Holder may transfer all of this Warrant to Holder’s parent company, [_________], or an affiliate thereof or successor thereto (the “Subsequent Holder”), by execution of an Assignment substantially in the form of Appendix 3. Subject to the provisions of Article 5.2 and upon providing Company with written notice, the Subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, the Subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Notwithstanding any contrary provision herein, at all times prior to the date of the Company’s initial public offering of the Company’s securities, Holder may not, without the Company’s written prior consent, transfer any portion of this Warrant to any person who directly competes with the Company, except in connection with an Acquisition of Company by such direct competitor, or in connection with the transfer or assignment of the Loan Agreement, or in connection with the sale or disposition of all or a portion of the Holder’s assets or its portfolio or any merger, acquisition or reorganization involving Holder.

5.4 Lock-up Agreement. If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, the Holder shall enter into the form of lock-up agreement provided by such underwriters to holders of capital stock of the Company providing that the Holder shall not sell any shares of capital stock of the Company without the consent of such underwriters for a period of not more than 180 days following the date of the final prospectus relating to the Initial Public Offering (subject to extension in order to ensure compliance with applicable FINRA rules), provided that all officers and directors of the Company and all one percent (1%) stockholders enter into substantially the same agreement, and provided further, that such lock-up agreement shall not restrict as a “sale” the transfer by Holder to the Company of Shares in connection with an exercise of this Warrant in accordance with Section 1.2.

5.5 No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company, except as specifically set forth herein.

5.6 Notices. All notices and other communications from Company to Holder, or vice versa, shall be in writing and shall be deemed delivered and effective when given personally, mailed by first-class registered or certified mail, postage prepaid, or by overnight courier, or sent via email to such address as may have been furnished to Company or Holder, as the case may be, in writing by Company or such Holder from time to time. A copy of all notices and communications to Company shall be sent to:

Company Counsel:

[__________]

[__________]

[__________]

5.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the day and year first above written.

COMPANY:

BARKBOX, INC., a Delaware corporation

By:

Name:

Title:

APPENDIX 1

NOTICE OF EXERCISE

[Strike paragraph that does not apply.]

1. The undersigned hereby elects to purchase                  shares of the Common/Series ______ Preferred [strike one] Stock of Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

1.    The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Shares covered by the Warrant.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Name:____________________________________________

Address:__________________________________________

_________________________________________________

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

[_____________]

By:

Name:

Title:

1

APPENDIX 2

CAPITALIZATION TABLE

1

APPENDIX 3

ASSIGNMENT

For value received, [_________], hereby sells, assigns and transfers unto:

Name:	[__________]

Address:	[___________]
[___________]
Tax ID: [___________]

that certain Warrant to Purchase Stock issued by _____________________________, a ___________ corporation (the “Company”), on _______________, 20__ (the “Warrant”) together with all rights, title and interest therein.

[_____________]

By:

Name:

Title:

By its execution below, and for the benefit of the Company, [______________] agrees to all other provisions of the Warrant as of the date hereof.

[_____________]

By:

Name:

Title:

2